UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2004

COMPUTER TASK GROUP, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

New York (State or Other Jurisdiction of Incorporation)	1-9410 (Commission File Number)	16-0912632 (IRS Employer Identification No.)

800 Delaware Avenue Buffalo, New York (Address of Principal Executive Offices)	14209 (ZIP Code)

Registrant’s telephone number, including area code: (716) 882-8000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

     On April 5, 2004, Computer Task Group, Incorporated (the “Registrant”), indirectly through its subsidiary, Computer Task Group Europe B.V. (“Seller”), completed the sale of all of the issued share capital of Computer Task Group Nederland, B.V., a private limited liability company organized in the Netherlands (the “Company”), to Scajaquada Holding, B.V., a private limited liability company organized in the Netherlands (“Purchaser”). The transaction is effective as of January 1, 2004.

     Pursuant to a Share Sale and Purchase Agreement (the “Agreement”) dated March 30, 2004, the sale was structured as a management buy-out. Mr. Marcel Markus, the sole shareholder and statutory director of Purchaser, was also the general manager of the Company prior to the sale. Purchaser paid Seller consideration of one Euro (€1), which was paid in cash at closing. The Agreement also contains an earn-out provision pursuant to which Purchaser has agreed to pay Seller up to an additional €250,000 under certain circumstances. In connection with the transaction, Seller agreed to (i) forgive all outstanding inter-company loans (approximately €795,000) and (ii) in exchange for Purchaser transferring its 1997 pension plan to Seller, Seller agreed to pay the 2003 liability of approximately €363,000 relating to the Company’s 2003 pension plan. The terms of the transaction were determined in arms-length negotiations by the parties.

     The transaction will result in a charge of approximately $3.7 million, or $0.22 per diluted share, for loss on disposition of discontinued operations that will be recorded in the first quarter of 2004, which ended on April 2, 2004.

     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the copy thereof attached hereto as an exhibit, which is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (b) Pro Forma Financial Information.

     As permitted by Form 8-K, the required pro forma financial information will be filed under cover of an amendment to this Form 8-K as soon as practicable, but in no event later than 60 days after April 20, 2004, the date by which this Form 8-K must be filed.

     (c) Exhibits.

Exhibit
Number	Description
2.1	Share Sale and Purchase Agreement, dated March 30, 2004, between Computer Task Group Europe B.V. and Scajaquada Holding B.V.

99.1	Press Release dated April 6, 2004.

Item 12. Results of Operations and Financial Condition

     On April 6, 2004, the Registrant issued a press release commenting on its estimated operating results for the first quarter ended April 2, 2004 (included in the press release furnished herewith as Exhibit 99.1).

     The information provided in this 8-K, “Item 12, Results of Operations and Financial Condition,” is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER TASK GROUP, INCORPORATED

Date: April 6, 2004	By:	/s/ Peter P. Radetich
Peter P. Radetich
Vice President & Secretary

Exhibit Index

Exhibit
Number	Description
2.1	Share Sale and Purchase Agreement, dated March 30, 2004, between Computer Task Group Europe B.V. and Scajaquada Holding B.V.

99.1	Press Release dated April 6, 2004